CANALASKA VENTURES LTD.

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

31 July 2005 and 2004

These financial statements have NOT been reviewed by the company’s auditor

CanAlaska Ventures Ltd. (An Exploration Stage Company)	Statement 1
Consolidated Balance Sheets

Canadian Funds

ASSETS	July 31, 2005	April 30, 2005
Current
Cash and cash equivalents	$1,607,582	$2,000,697
Accounts and advances receivable	132,565	117,833
Short-term investments (Note 3)	364,983	364,983
	2,105,130	2,483,513
Restricted Cash - Flow-Through (Note 7b)	733,494	934,725
Mineral Bonds	105,329	94,329
Long-Term Investments (Note 4)	1	1
Mineral Property Costs - Schedule (Note 5)	4,608,387	3,463,220
Property, Plant and Equipment (Note 6)	95,409	95,409
	$7,647,750	$7,071,197

LIABILITIES
Current
Accounts payable and accrued liabilities	$43,105	$92,801
Due to directors (Note 8(ii))	7,500	4,500
	50,605	97,301
Commitments (Note 10)

SHAREHOLDERS' EQUITY
Share Capital - Statement 2
Authorized:
Unlimited common shares without par value
Issued and fully paid:
46,432,099 (April 30, 2005–43,102,099) shares outstanding	25,910,440	25,083,831
Contributed Surplus - Statement 2	893,824	822,459
Deficit - Statement 2	(19,207,119)	(18,932,394)
	7,597,145	6,973,896
	$7,647,750	$7,071,197

ON BEHALF OF THE BOARD:

     “Harry Barr”                                  , Director

      “Bernard Barlin”                           , Director

- See Accompanying Notes -

CanAlaska Ventures Ltd. (An Exploration Stage Company)	Statement 2
Consolidated Statements of Changes in Shareholders’ Equity
Canadian Funds

	Common Shares		Contributed	Accumulated
	Number	Amount	Surplus	Deficit	Total
Balance - 30 April 2002	12,915,783	$18,469,626	$-	$(15,749,032)	$2,720,594
Issuance of shares for:
- Private placements	1,466,667	170,000	-	-	170,000
- Properties	235,000	60,550	-	-	60,550
- Finders' fee on property	25,000	6,750	-	-	6,750
- Finders' fee	32,667	-	-	-	-
Loss for the year	-	-	-	(558,663)	(558,663)
Balance - 30 April 2003	14,675,117	18,706,926	-	(16,307,695)	2,399,231
Issuance of shares for:
- Private placements	11,118,944	2,401,630	-	-	2,401,630
- Properties	350,000	122,000	-	-	122,000
- Exercise of warrants	738,333	102,417	-	-	102,417
- Exercise of options	40,000	6,000	-	-	6,000
- Finders’ fees	392,045	-	-	-	-
Share issuance costs	-	(32,106)	-	-	(32,106)
Stock-based compensation	-	-	157,000	-	157,000
Loss for the year	-	-		(712,481)	(712,481)
Balance - 30 April 2004	27,314,439	21,306,867	157,000	(17,020,176)	4,443,691
Issuance of shares for:
- Private placements	11,050,000	3,690,000	-	-	3,690,000
- Properties	170,000	66,500	-	-	66,500
- Exercise of warrants	4,110,000	594,505	-	-	594,505
- Exercise of options	287,000	66,050	-	-	66,050
- Finders’ fees	170,660	-	-	-	-
Share issuance costs	-	(105,791)	-	-	(105,791)
Stock-based compensation	-	-	665,459	-	665,459
Income tax impact of flow-through shares (Note 7b)	-	(534,300)	-	-	(534,300)
Loss for the year	-	-	-	(1,912,218)	(1,912,218)
Balance – 30 April 2005	43,102,099	$25,083,831	$822,459	$(18,932,394)	$6,973,896
Issuance of shares for:
- Private placements	3,000,000	960,000	-	-	960,000
- Properties	-	-	-	-	-
- Exercise of warrants	330,000	39,600	-	-	39,600
- Exercise of options	-	-	-	-	-
- Finders’ fees	-	-	-	-	-
Share issuance costs	-	(172,991)	-	-	(172,991)
Stock-based compensation	-	-	71,365	-	71,365
Income tax impact of flow-through shares (Note 7b)	-	-	-	-	-
Loss for the year	-	-	-	(274,725)	(274,725)
Balance – 31 July 2005	46,432,099	$25,910,440	$893,824	$(19,207,119)	$7,597,145

- See Accompanying Notes -

CanAlaska Ventures Ltd. (An Exploration Stage Company)	Statement 3
Consolidated Statements of Loss
Canadian Funds

	Three Months Ended 31 July
	2005	2004
General and Administrative Expenses
Stock-based compensation expense	$71,365	$42,000
Consulting fees	68,757	19,727
Management fees	25,120	23,153
Accounting and audit	6,200	3,500
Insurance, licenses and filing	9,479	3,940
Rent	10,003	10,003
Shareholder relations	38,239	11,151
Wages, commissions and benefits	18,942	11,443
Office and miscellaneous	10,533	4,089
Travel, food and lodging	22,923	9,841
Bank charges and interest	1,124	512
Legal fees	5,573	145
	288,258	139,504
Other Income (Expense)
Mineral property costs written off	-	-
Write-down of short-term investments (Note 3)	-	-
Foreign exchange, net	-	-
Gain (loss) on sale of property, plant and equipment	-	-
Interest and other income	(13,533)	(2,113)
Gain (loss) on sale of short-term investments	-	-
Option payment received on properties written off	-	-
	(13,533)	(2,113)

Loss Before Income Taxes	(274,725)	(137,391)
Future income tax recovery	-	-
Loss for the Period	$(274,725)	$(137,391)

- See Accompanying Notes -

CanAlaska Ventures Ltd. (An Exploration Stage Company)	Statement 4
Consolidated Statements of Cash Flows
Canadian Funds

	Three Months Ended 31 July
Cash Resources Provided By (Used In)	2005	2004
Operating Activities
Loss for the period	$(274,725)	$(137,391)
Items not affecting cash
Loss (gain) on sale of short-term investments	-	-
Write-down of short-term investments	-	-
Mineral property costs written off	-	-
Amortization	-	-
Loss (Gain) on sale of property, plant and equipment	-	-
Stock-based compensation expense (Note 7(d)(ii))	71,365	42,000
Option payment received on properties written off	-	-
Future income tax recovery (Note 7(b))	-	-
	(203,360)	(95,391)
Changes in non-cash working capital	(61,428)	(11,008)
	(264,788)	(106,399)
Investing Activities
Purchase of mineral bonds	(11,000)	-
Proceeds from (purchase of) short-term investments, net	-	-
Mineral property expenditures	(1,145,167)	(37,296)
Recovery of mineral property expenditures	-	-
Option payments received	-	30,000
Proceeds from sale of property, plant and equipment	-	-
Purchase of property, plant and equipment	-	-
	(1,156,167)	(7,296)
Financing Activities

Shares issued for cash (net of costs)	826,609	-
	826,609	-

Net Increase (Decrease) in Cash and Cash Equivalents	(594,346)	(113,695)
Cash and cash equivalents - Beginning of period	2,935,422	2,011,877
Cash and Cash Equivalents - End of Period	$2,341,076	$1,898,182

Cash consists of:
Cash	1,607,582	1,175,786
Restricted cash – flow-through	733,494	722,396
	$2,341,076	$1,898,182

Supplemental Disclosure of Non-Cash Investing and Financing Activities
Shares issued for mineral properties	$-	$-
Shares issued for finders’ fees	$-	$-
Shares received for mineral properties	$-	$(27,800)
Stock-based compensation	$71,365	$42,000
Future income tax recovery	$-	$-

- See Accompanying Notes -

CanAlaska Ventures Ltd. (An Exploration Stage Company)	Schedule
Consolidated Schedules of Mineral Property Costs

Canadian Funds

	Three Months Ended July 31, 2005
	Acquisition Costs	Exploration Costs	Total	April 30, 2005 Total
Alaska Properties
Acquisition	$-	$-	$-	$-
Option payments received	-	-	-	(40,482)
Share payment received	-	-	-	(14,000)
General exploration costs	-	-	-	-
	-	-	-	(54,482)

Ontario Properties
Elliot lake
Staking costs	-	-	-	13,585
General exploration costs	-	589	589	1,702
Consulting	-	2,386	2,386	5,091
	-	2,975	2,975	20,378

Baird and Birch-Uchi
Acquisition	-	-	-	-
General exploration costs	-	-	-	-
Option payments received	-	-	-	-
	-	-	-	-
Smoke lake
Acquisition	-	-	-	20,000
Staking	-	-	-	886
Drilling	-	-	-	196,400
Assays	-	-	-	23,010
General exploration costs	-	-	-	91,623
	-	-	-	331,919

Quebec Properties
Glitter Lake
Share payment received	-	-	-	(13,800)
Option payments received	-	-	-	(15,000)
	-	-	-	(28,800)

Balances Carried Forward	$-	2,975	2,975	$269,015

- See Accompanying Notes -

CanAlaska Ventures Ltd. (An Exploration Stage Company)	Schedule (Cont.)
Consolidated Schedules of Mineral Property Costs

Canadian Funds

	Three Months Ended July 31, 2005
	Acquisition Costs	Exploration Costs	Total	April 30, 2005 Total
Balances Brought Forward	$-	2,975	2,975	$29,313

Saskatchewan Properties

Staking	12,723	-	12,723	562,402
Assays	-	4,575	4,575	-
Consulting	-	150,950	150,950	159,742
Geophysics	-	116,679	116,679	431,522
General exploration costs	-	519,867	519,867	268,946
	12,723	792,071	804,794	1,422,612

Alberta Properties

Staking	-	-	-	10,625
Geophysics	-	186,437	186,437	-
General exploration costs	-	5,760	5,760	766
	-	192,197	192,197	11,391

Manitoba Properties
Engineering and consulting	-	-	-	2,725
General exploration costs	-	-	-	1,128
	-	-	-	3,853

Labrador Properties
Geophysics	-	-	-	43,420
General exploration costs	-	-	-	-
Mineral taxes	-	-	-	6,100
	-	-	-	49,520

British Columbia Properties
Zeballos
Staking	-	-	-	-
General exploration costs	-	-	-	1,235
Assays	-	-	-	-
Mineral taxes	-	421	421	631
	-	421	421	1,866
Treasure Chest
Staking				15,383
General exploration costs	-	227	227	2,151
Consulting	-	2,480	2,480	9,280
Assays	-	-	-	1,602
	-	2,707	2,707	28,416

Balances Carried Forward	$12,723	990,371	1,003,094	$1,786,673

- See Accompanying Notes -

CanAlaska Ventures Ltd. (An Exploration Stage Company)	Schedule (Cont.)
Consolidated Schedules of Mineral Property Costs

Canadian Funds

	Three Months Ended July 31, 2005
	Acquisition Costs	Exploration Costs	Total	April 30, 2005 Total
Balances Brought Forward	$12,723	990,371	1,003,094	$1,786,673

New Zealand Properties
Acquisition	-	-	-	-
Treasury shares – option payments	-	-	-	66,500
Engineering and consulting	-	-	-	37,772
Drilling	-	140,000	140,000	-
General exploration costs	-	157	157	19,604
	-	140,157	140,157	123,876

General Exploration	-	1,916	1,916	58,178

Costs for the Period	12,723	1,132,444	1,145,167	1,968,727
Balance - Beginning of year	969,964	2,493,256	$3,463,220	2,033,644
Mineral property costs written off	-	-	-	(539,151)
Option payment received on properties written off	-	-	-	-
Balance - End of Period	$982,687	$3,625,700	$4,608,387	$3,463,220

- See Accompanying Notes -

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

1.

Significant Accounting Policies

a)

Consolidation

These consolidated financial statements include the accounts of the Company’s wholly-owned subsidiaries, CanAlaska Resources Ltd. USA and International CanAlaska de Mexico S.A. de C.V. (inactive).  These subsidiaries have been accounted for using the purchase method.

b)

Cash and Cash Equivalents

For the purposes of reporting cash flows, the Company considers cash and cash equivalents to include amounts held in banks and highly liquid investments with maturities at point of purchase of 90 days or less.  The Company places its cash with institutions of high credit worthiness.

c)

Investments

Investments are recorded at the lower of cost or market value.  Investments are written down to market value when the decline in market value is deemed to be other than temporary.

d)

Mineral Properties and Deferred Exploration Expenditures

The Company is in the process of exploring its mineral properties and has not yet determined whether these properties contain ore reserves that are economically recoverable.

Mineral exploration and development costs are capitalized on an individual prospect basis until such time as an economic ore body is defined or the prospect is abandoned.  Amounts received for the sale of resource properties, for option payments and for exploration advances are treated as reductions of the cost of the property.  Costs for a producing prospect are amortized on a unit-of-production method based on the estimated life of the ore reserves, while those costs for the prospects abandoned are written off.

The recoverability of the amounts capitalized for the undeveloped mineral properties is dependent upon the determination of economically recoverable ore reserves, confirmation of the Company's interest in the underlying mineral claims, the ability to obtain the necessary financing to complete their development, and future profitable production or proceeds from the disposition thereof.

Title to mineral properties involves inherent risks due to the difficulties of determining the validity of certain claims as well as the potential for problems arising from the frequently unreliable conveyancing history characteristic of many mineral properties.  The Company has investigated title to all of its mineral properties and, to the best of its knowledge, all of its properties are in good standing.

e)

Asset Retirement Obligations

Effective 1 May 2003, the Company adopted the recommendations of CICA Handbook Section 3110, Asset Retirement Obligations.  This new section requires recognition of a legal liability for obligations relating to retirement of property, plant, and equipment, and arising from the acquisition, construction, development, or normal operation of those assets.  Such asset retirement costs must be recognized at fair value, when a reasonable estimate of fair value can be estimated, in the period in which it is incurred, added to the carrying value of the asset, and amortized into income on a systematic basis over its useful life.

There is no material impact on the consolidated financial statements resulting from the adoption of Section 3110 either in the current or prior years presented.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

1.

Significant Accounting Policies - Continued

f)

Property, Plant and Equipment and Amortization

Property, plant and equipment are carried at cost less accumulated depreciation.  The Company provides for depreciation on the following basis:

•

Office equipment - 20% declining balance method

•

Automotive equipment - 30% declining balance method

•

Mining equipment - 30% declining balance method

One-half of the above rate is applied in the year of acquisition.

g)

Income Taxes

Income taxes are accounted for using the asset and liability method.  Future taxes are recognized for the tax consequences of “temporary differences” by applying enacted or substantively enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and tax basis of existing assets and liabilities.  The effect on deferred taxes for a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.  In addition, the method requires the recognition of future tax benefits to the extent that realization of such benefits is more likely than not.

h)

Share Capital

i)

The proceeds from the exercise of stock options, warrants and escrow shares are recorded as share capital in the amount for which the option, warrant or escrow share enabled the holder to purchase a share in the Company.

ii)

Share capital issued for non-monetary consideration is recorded at an amount based on fair market value as determined by management.

i)

Stock-Based Compensation - Change in Accounting Policy

The Company adopted the recommendation of CICA Handbook Section 3870, Stock-Based Compensation and Other Stock-Based Payments, effective for all awards granted on or after 1 May 2002. This established standards for the recognition, measurement and disclosure of stock-based compensation and other stock-based payments made in exchange for goods and services.

As encouraged Section 3870, the Company has enacted prospectively early adoption of the fair value based method of accounting for awards to employees for the fiscal year beginning 1 May 2003.

The standard requires that all stock-based awards made to employees and non-employees be measured and recognized using a fair value based method. In prior years, stock-based compensation expense was only recognized when stock-based compensation awards were made to non-employees, while pro-forma disclosure was acceptable for awards made to employees.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

1.

Significant Accounting Policies - Continued

j)

Loss per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the year.  The computation of diluted earnings per share assumes the conversion, exercise or contingent issuance of securities only when such conversion, exercise or issuance would have a dilutive effect on earnings per share.  The dilutive effect of convertible securities is reflected in diluted earnings per share by application of the "if converted" method.  The dilutive effect of outstanding options and warrants and their equivalents is reflected in diluted earnings per share by application of the treasury stock method.

k)

Foreign Currency Translation

The accounts of the Company's foreign operations have been translated into Canadian dollars as follows:

•

Monetary assets and liabilities at year-end rates,

•

All other assets and liabilities at historical rates, and

•

Revenue and expense and exploration and development items at the average rate of exchange prevailing during the year.

Exchange gains and losses arising from these translations are reflected in income or expense in the year that they occur.

l)

Flow-through Shares

The Company has adopted the new accounting pronouncement EIC-146, relating to the flow-though shares, effective for all flow-through share agreements dated after 19 March 2004.  Under the terms of Canadian flow-though share legislation, the tax attributes of qualifying expenditures are renounced to subscribers.  To recognize the foregone tax benefits, share capital is reduced and a future income tax liability is recognized as the related expenditures are renounced.  This future income tax liability is then reduced by the recognition of previously unrecorded future income tax assets on unused tax losses and deductions.

m)

Management's Estimates

The preparation of financial statements in conformity with Canadian generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reported periods.  Actual results could differ from those estimates.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

2.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts and advances receivable, short-term investments, restricted cash - flow-through, accounts payable and due to a director.  Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from the financial instruments.  The fair value of these financial instruments approximates their carrying value due to their short-term maturity or capacity of prompt liquidation.

3.

Short-term Investments

Details are as follows:

	July 31, 2005		April 30, 2005
	Book Value	Market Value	Book Value
Pacific North West Capital Corp. ("PFN") 1,051,800 shares	$252,679	$336,576	$252,679
Freegold Ventures Limited ("ITF") 343,007 shares	44,591	51,451	44,591
Other short-term investments	67,713	67,713	67,713
	$364,983	$455,740	$364,983

These investments have been accounted for using the lower of cost and market valuation method.  Both PFN and ITF are companies with certain directors in common with the Company.  During the period, the Company had a gain on sale on short-term investments of $Nil of which $Nil was on the sale of PFN shares and $Nil was on the sale of ITF shares. The maximum percentage owned of PFN or ITF by the Company at any time during the year was less than 10%.

Write-down of investments consists of the following:

Short-term:
Write-down of ITF	$-
Write-down of other short-term investments	-
$-

4.

Long-Term Investments

Pursuant to a Financing and Management Agreement dated February 2000, the Company invested $546,658 representing a 40% interest in WebDispatchers, a British Columbia private company involved in software development.

Due to the ongoing losses of the investment, as well as market conditions, management wrote down its investment in WebDispatchers, in fiscal 2001, to a nominal value.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

5.

Mineral Property Costs

Details are as follows:

	July 31, 2005
	Acquisition Costs	Exploration Costs	Total	April 30, 2005 Total
Alaska Properties	$138,383	$1,297,683	$1,436,066	$1,436,066
British Columbia Properties
Quesnel Canyon	1	-	1	1
Zeballos	4,661	57,787	62,448	62,027
Treasure Chest	15,383	15,740	31,123	28,416
Ontario Properties
Elliot lake	13,585	9,768	23,353	20,378
Quebec Properties
Otish Mountain	-	-	-	-
Glitter Lake	14,825	69,265	84,090	84,090
Raglan	-	-	-	-
Saskatchewan Properties	575,124	1,652,281	2,227,405	1,422,611
Alberta Properties	10,625	192,963	203,588	11,391
Manitoba Properties	-	3,853	3,853	3,853
Labrador Properties	-	49,520	49,520	49,520
US Uranium prospects	-	40,104	40,104	40,104
New Zealand Properties	210,000	234,820	444,920	304,763
General exploration	-	1,916	1,916	-
	$982,687	$3,625,700	$4,608,387	$3,463,220

a)

Alaska Properties

The Company has acquired several mineral claims in the Valdez Creek Mining District, Talkeetna Recording District, Alaska, U.S.A.

i)

Rainbow Hills Claims

The Company has a 100% interest in eleven lode mining claims acquired by staking.

By agreement dated 28 August 2003 the Company granted ITF, a company with certain directors and officers in common, the right to earn up to a 65% interest in certain mineral claims known as the Rainbow Hill Property located in Valdez Mining District central Alaska.

ITF terminated this agreement on 23 December 2004.

ii)

Gold Hills Claims

By agreements dated November 1989, September 1994, November 1995 and October 1999, the Company has the option to earn up to a 50% interest in 51 mining claims.  Under the terms of the agreements, the Company, at its option, must pay US$28,500 and incur US$250,000 (approximately US$50,000 incurred to date) by July 2005 on exploration and development on the property.

The optionor is controlled by a director of the Company.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

5.

Mineral Property Costs - Continued

b)

British Columbia Properties

i)

Quesnel Canyon

The Company has a 100% interest in a placer lease located in the Cariboo Mining Division, British Columbia.

Due to a lack of exploration undertaken on the property, management wrote down the costs on this property to $1 in a prior year.

ii)

Zeballos

Pursuant to an option and Joint Venture Agreement dated 23 August 1988, and amended November 1998, the Company earned a 50% interest in 22 Crown-granted and 11 reverted Crown-granted mineral claims in the Alberni Mining Division of British Columbia by expending in excess of $500,000 on the properties.  Due to market conditions at that time and lack of exploration undertaken on the property, management wrote off the costs on the property in a prior year.  The Company acquired a 100% interest in the property on 10 December 2002, and in December 2003, an exploration program was undertaken.

iii)

Treasure Chest

The Company acquired a 100% interest in certain mineral claims located in central B.C. through staking.  A preliminary property review in 2005 indicated that further work should be carried out in 2006.

c)

Ontario Properties

i)

Baird Property

By agreement dated 24 February 2003, the Company may earn a 100% interest in certain properties in the Red Lake greenstone belt, known as the Baird property.  As consideration, the Company, at its option, must issue 100,000 shares (25,000 issued) and make cash payments of $71,000 ($3,000 paid).

During a previous year, the Company terminated the agreement.  Accordingly, all acquisition and exploration costs previously incurred have been written off.

ii)

Birch-Uchi Property

By agreement dated 24 February 2003, the Company may earn a 100% interest in certain properties known as the Birch-Uchi property.  As consideration, the Company, at its option, must issue 100,000 shares (25,000 issued) and make cash payments of $68,000 ($Nil paid).

During a previous year, the Company terminated the agreement.  Accordingly, all acquisition and exploration costs previously incurred have been written off.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

5.

Mineral Property Costs - Continued

c)

Ontario Properties - Continued

iii)

Smoke Lake Property

By agreement dated 6 August 2004, the Company may earn an 80% interest in certain properties known as the Smoke Lake property.  As consideration, the Company, at its option, must make cash payments of $165,000 ($20,000 paid) and incur $450,000 in exploration expenditures by 25 April 2007.

During the year ended 30 April 2005, the Company terminated the agreement.  Accordingly, all acquisition and exploration costs previously incurred have been written off.

iv)

Elliot Lake Property

The company initiated a staking program in the Elliot Lake area of Ontario for Uranium related prospects. The property data is currently being completed.

d)

Quebec Properties

i)

Otish Mountain

By agreement dated 6 December 2001, the Company has the option to acquire a 100% interest in the Otish Mountain Projects, located in Quebec.

As consideration, the Company, at its option, must make cash payments of $46,456 (paid), issue 200,000 common shares (issued) and incur $300,000 in exploration expenditures by
1 February 2005 ($179,000 incurred).  Additionally, the Company agreed to pay the optionor a 10% fee for being the field manager (up to $250,000).

During the year ended 30 April 2005, the Company terminated the agreement.  Accordingly, the associated acquisition and deferred exploration expenditures were written-off.

ii)

Glitter Lake

The Company acquired a 100% interest in certain mineral claims located near Glitter Lake, Quebec for payment of $32,667 in staking costs and the issuance of 40,000 common shares of the Company.

The property is subject to a 1.5% NSR.

By agreement dated 15 August 2003, and amended on 30 April 2005, the Company granted Pacific North West Capital Corp. (“PFN”) a company with directors in common, the right to earn a 70% interest in the Glitter Lake property.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

5.

Mineral Property Costs - Continued

d)

Quebec Properties - Continued

ii)

Glitter Lake  - Continued

To earn a 50% interest in the property, PFN, at its option, must issue shares, make payments and incur exploration expenditures as follows:

		Payments	Shares	Exploration Expenditures
On or before 15 April 2003	(completed)	$-	-	$50,000
Upon execution of agreement	(paid)	10,000	-	-
On or before 4 June 2004	(issued)	-	20,000	-
On or before 15 August 2004	(paid)	15,000	-	-
On or before 28 May 2005	(issued)	-	20,000	-
On or before 15 August 2005		20,000	-	-
On or before 28 May 2006		-	20,000	-
On or before 15 April 2006		-	-	150,000
On or before 15 April 2007		-	-	200,000
On or before 15 April 2008		-	-	300,000
Total		$45,000	60,000	$700,000

Upon PFN having vested with a 50% interest by completing the aforementioned payments and obligations, PFN may elect within 45 days to increase its interest to 60% by completing a bankable feasibility study within two years.  In the event PFN does not complete a bankable feasibility study within two years, PFN agrees to make cash payments in the amount of $50,000 per annum for each year the feasibility study is not completed. Upon vesting with a 60% interest PFN may elect within 90 days to earn a 70% interest in the property by placing the property into commercial production within two years from the date of this election. In the event that the bankable feasibility study indicates an IRR in excess of 15%, PFN agrees to make annual cash payments of $50,000 to the optionor for each year the project is not placed into commercial production.

In the event that a major mining company elects to participate in the project before PFN vests with a 50% interest, PFN will issue shares with a value of $100,000 to the Company, within 15 days of PFN becoming vested, or pay such amount that will result in PFN having spent $1 million in exploration expenditures.

The property is subject to a 1.5% NSR payable to a third party.  The Company and PFN will share the NSR buyout privileges in proportion to their respective interests.

iii)

Raglan

During a prior year, the Company acquired 128 mineral claims (5,306 ha) in the Raglan area of Northern Quebec through staking.  Total consideration for the acquisition was $10,240.

Management has decided not to pursue further exploration on the property.  Accordingly, the associated acquisition and deferred exploration expenditures have been written-off during the year ended April 30, 2005.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

5.

Mineral Property Costs - Continued

e)

Newfoundland Properties

The Company acquired by staking, 244 claims located in the Voisey Bay area of Newfoundland.  $201,186 of expenditures must be made by 22 December 2007 ($82,386 by 9 February 2006).

f)

Saskatchewan/Alberta/Manitoba Uranium Properties

The Company acquired a 100% interest in over 1,600,000 acres through staking. In 2005, the Company expects to carry out considerable exploration on the various projects.  A 43-101 report has been completed and filed for the McArthur River project.

g)

New Zealand Properties

Cascade Projects

By agreement dated 28 November 2003, the Company may earn a 100% interest in the Cascade projects and 100% interest in a New Zealand company.  In order to complete the terms of the agreement, the Company must, at its option, make payments, and issue shares as follows:

Cascade Project A		Payments	Shares
Within 5 days of regulatory approval (paid/issued)	US$	20,000	150,000
On or before 17 March 2005 (issued)		-	75,000
On or before 17 March 2006		-	75,000
	US$	20,000	300,000

Cascade Project B		Payments	Shares
Within 5 days of regulatory approval (issued)	US$	-	150,000
On or before 17 March 2005(issued)		-	75,000
On or before 17 March 2006		10,000	75,000
On or before 17 March 2007		10,000	-
	US$	20,000	300,000

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

5.

Mineral Property Costs - Continued

g)

New Zealand Properties  - Continued

Other Projects

In addition to the Cascade Projects, the Company has also been granted the following four prospecting permits: Granite Dome, Greymouth North, Reefton South and Mt. Mitchell.

By agreement dated 14 December 2004 with OceanaGold, the Company may earn a 70% interest in the Rise and Shine project.  The terms of the agreement are for the Company to complete a minimum 1,000 metre drill program prior to July 31, 2005, and in subsequent years complete an additional $100,000 of field expenditures by 30 June 2006 and a further $150,000 by 30 June 2007 for a cumulative total of $350,000.

In April 2005 the Company entered into an option/sale agreement and subsequently further negotiations with an arms length party to transfer its New Zealand assets for a cash payment of $1 million and a minimum 20% shareholding and two board positions in a new company.  This agreement has not closed.

6.

Property, Plant and Equipment

Details are as follows:

	Cost	Accumulated Amortization	July 31, 2005 Net Book Value	April 30, 2005 Net Book Value
Office equipment	$176,325	$154,414	$21,911	$21,911
Automotive equipment	35,535	14,391	21,144	21,144
Mining equipment	263,024	210,670	52,354	52,354
	$474,884	$379,475	$95,409	$95,409

7.

Share Capital

a)

Private Placements

During the period, the Company issued 3,000,000 flow-through units at a price of $0.32 for gross proceeds of $960,000.  The agents received a 7% cash commission.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

7.

Share Capital - Continued

b)

Flow-Through Shares

Flow-through shares are shares issued by a company that incurs certain resource expenditures and then renounces them for Canadian tax purposes.  This allows the expenditures to flow through to the subscriber for tax purposes.  The subscribers may in turn claim the expenditure as a deduction on their personal or corporate tax returns.

The total amount of funds raised through the flow-through shares must be spent on qualified mineral exploration.  The use of proceeds from flow-through shares is restricted to certain Canadian Exploration Expenditures (“CEE”) under Canadian Income Tax Legislation.  Restricted Cash - Flow-Through represents funds received from the flow-through issuance that have not been spent on qualifying CEE as at the balance sheet date.  To be eligible as flow-through, the issuer must incur eligible expenses by the end of the following year.

c)

Exercise of Warrants and Options

i)

During the period, 330,000 warrants were exercised for gross proceeds of $39,600.

ii)

During the period, Nil options were exercised for gross proceeds of $Nil.

d)

Share Purchase Options

The Company has established a share purchase option plan whereby the board of directors may, from time to time, grant options to directors, officers, employees or consultants.  Options granted must be exercised no later than ten years from the date of grant or such lesser period as determined by the Company's board of directors.  The exercise price of an option is not less than the closing price on the TSX Venture Exchange on the last trading day preceding the grant date.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

7.

Share Capital - Continued

d)

Share Purchase Options - Continued

i)

A summary of the Company’s options at 31 July 2005 and the changes for the period are as follows:

Number outstanding 30 April 2005	Granted	Exercised	Expired / Cancelled	Number outstanding 31 July 2005	Exercise price per share	Expiry date

74,000	-	-	-	74,000	$0.50	18 April 2006
10,000	-	-	-	10,000	$0.50	7 August 2006
16,000	-	-	-	16,000	$0.50	28 August 2006
29,500	-	-	-	29,500	$0.50	15 May 2007
36,665	-	-	-	36,665	$0.50	24 November 2007
150,000	-	-	-	150,000	$0.32	1 May 2010
110,000	-	-	-	110,000	$0.35	10 February 2007
100,000	-	-	-	100,000	$0.10	26 May 2008
671,000	-	-	-	671,000	$0.25	10 September 2008
1,038,000	-	-	-	1,038,000	$0.10	25 June 2008
2,000,000	-	-	(30,000)	1,970,000	$0.40	5 November 2009
300,000	-	-	(25,000)	275,000	$0.45	29 November 2009
122,000	-	-	-	122,000	$0.50	23 February 2010
458,000	-	-	-	458,000	$0.58	7 March 2010
-	75,000	-	-	75,000	$0.40	13 July 2010
5,115,165	75,000	-	(55,000)	5,135,165

Total number of shares vested, 3,817,828 at $0.10 to $0.58 with expiry dated as 1 May 2005 to
23 February 2010.

ii)

Stock-Based Compensation

Effective 1 May 2003, the Company adopted the recommendation of CICA Handbook Section 3870 (Note 1i). This standard requires that stock-based awards made to employees and non-employees are to be measured and recognized using a fair value based method.

During the year, the Company granted options to purchase up to 3,988,000 shares of the Company at exercise prices between $0.10 to $0.58 per share.  Of these options, 2,153,000 were granted to officers and directors of the Company.

The total fair value of the options granted was calculated to be $826,227 on the grant date.  Since the options were granted under a graded vesting schedule, $598,459 of the fair value has been recorded in the Company accounts under consulting fees during the year.  The offsetting entry is to contributed surplus.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes Option Pricing Model with the following weighted average assumptions:

	2005	2004
Expected dividend yield	0.00%	0.00%
Expected stock price volatility	104.79%	114.12%
Risk free interest rate	4.06%	3.62%
Expected life of options	4 years	4 years

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

7.

Share Capital - Continued

e)

Share Purchase Warrants

As at 31 July 2005, the following share purchase warrants are outstanding:

Number	Exercise Price	Expiry Date
600,000	$0.12	2 October 2005
2,076,000	$0.35	10 April 2006
695,000	$0.12	9 September 2006
1,407,500	$0.10	15 January 2007
955,000	$0.12	14 November 2007
1,675,000	$0.40	25 November 2005
2,046,300	$0.40	16 December 2005
693,750	$0.50	20 December 2005
1,306,250	$0.50	23 December 2005
11,454,800

8.

Related Party Transactions

Except as disclosed elsewhere in these consolidated financial statements, related party transactions are as follows:

i)

During the period, the Company paid:

2005
Consulting fees to a company controlled by an officer of the Company	$18,750
Management fees to a company controlled by a director of the Company	$25,120
Rent to a company controlled by a director of the Company	$10,003
Consulting fees to a company controlled by an officer of the Company	$4,994
Accounting fees to a company controlled by an officer of the Company	$6,200

ii)

Effective 1 February 2005, each outside director is entitled to receive $500 per month, $500 per directors meeting and $500 per committee meeting. During the period, $4,500 has been accrued to directors and $7,500 is currently owing to directors.  This is due on demand and non-interest bearing.

CanAlaska Ventures Ltd. (An Exploration Stage Company)
Notes to Consolidated Financial Statements
31 July 2005 and 2004
Canadian Funds

9.

Income Taxes

The Company has non-capital losses for income tax purposes of approximately $4,732,000 that may be applied against taxable income in future years and expire as follows:

Amount
2005	$772,000
2006	523,000
2007	625,000
2008	417,000
2009	1,079,000
2010	591,000
2011	725,000
2012	2,675,000
$7,407,000

The Company also has approximately $3,412,000 in Canadian and foreign exploration and development expense pools available for carryforward.

The potential future tax benefits of these expenditures and tax losses have not been recognized in these consolidated financial statements.

10.

Commitments

a)

By an agreement effective 1 June 1995, the Company entered into a three-year management agreement with a company controlled by a director and officer.  Compensation due under the agreement is currently $8,103 per month plus benefits.  The officer and director is also entitled to receive up to 20% of all stock options granted during the period that the agreement is in place.  This agreement is renewable at three-year periods with mutual consent.  The current three-year agreement expires in 2007.  The Company may terminate the agreement at any time but will be responsible to pay one year's compensation.

b)

By an agreement dated 1 July 2000, the Company entered into a five-year lease for premises with a company controlled by a director and officer.  Minimum basic rent is as follows:

Amount

2006 (expires in June 2005)	$4,212

In addition to the basic rent, the Company is responsible for its proportionate share of property taxes and operating costs.

c)

By agreement dated 15 June 2004 and amended 15 February 2005, the Company agreed to pay a company controlled by an officer for consulting fees, totalling $75,000 annually.  In addition, the consultant will receive 1,000,000 stock options to exercise at $0.10 per share.  The options vest every three months over a two-year period.